Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Fourth Amendment to Credit and Security Agreement, dated as of June 22, 2017 (this “Agreement”), is made by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), CHARLES & COLVARD, LTD., a North Carolina corporation (“Parent”), CHARLES & COLVARD DIRECT, LLC, a North Carolina limited liability company (“C&C Direct”), and CHARLESANDCOLVARD.COM, LLC, a North Carolina limited liability company formerly known as MOISSANITE.COM, LLC (“C&C.com”; Parent, C&C Direct and C&C.com are sometimes referred to herein individually as a “Borrower” and collectively as the “Borrowers”).

W I T N E S S E T H :

WHEREAS, Borrowers and Lender are parties to a certain Credit and Security Agreement dated as of June 25, 2014 (as amended, restated or otherwise modified from time, the “Credit Agreement”); and

WHEREAS, Borrowers and Lender desire to amend the Credit Agreement and the other Loan Documents pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.       Defined Terms. Capitalized terms used in this Agreement which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.       Extension of Stated Maturity Date. The Credit Agreement is hereby amended by deleting the reference to “June 25, 2017” in clause (i) of Section 2.9 and substituting “June 25, 2018” in lieu thereof.

3.       Addition of EBITDA Covenant. The Credit Agreement is hereby amended by inserting the following new Section 8(c):

(c)       EBITDA. Borrowers shall maintain EBITDA (as defined below), measured monthly, of not less than the required amount set forth in the table below for the applicable period set forth opposite thereto; provided, however, that Borrowers shall not be required to comply with such EBITDA covenant unless and until a Triggering Event (as defined below) occurs, in which case Borrowers shall comply with such covenant for each calendar month beginning with the month most recently ended prior to such Triggering Event:

Minimum EBITDA	Applicable Period
Negative $1,177,000	January 1, 2017 through and including May 31, 2017
Negative $1,339,000	January 1, 2017 through and including June 30, 2017
Negative $1,478,000	January 1, 2017 through and including July 31, 2017
Negative $1,339,000	January 1, 2017 through and including August 31, 2017

Negative $1,093,000	January 1, 2017 through and including September 30, 2017
Negative $925,000	January 1, 2017 through and including October 31, 2017
Negative $526,000	January 1, 2017 through and including November 30, 2017
$23,000	January 1, 2017 through and including December 31, 2017

As used herein, “EBITDA” means, with respect to any fiscal period, determined in each case for Borrowers on a consolidated basis in accordance with GAAP:

(x)       the consolidated net income (or loss),

minus

(y)       without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net income (or loss) for such period:

(i)	extraordinary gains, and

(ii)	interest income,

plus

(z)       without duplication, the sum of the following amounts for such period to the extent included in determining consolidated net income (or loss) for such period:

(i)	non-cash extraordinary losses,

(ii)	interest expense,

(iii)	income taxes,

(iv)	depreciation and amortization,

(v)	stock based compensation, and

(vi)	bonus expense.

As used herein, “Triggering Event” means either of (1) the cash position for Borrowers’ demand deposit account number ______________ maintained with Lender falls below $3,000,000 at any time, or (2) Revolver Usage is greater than zero at any time.

4.       Decrease in Applicable Margin. The Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” set forth in Schedule 1.1 to the Credit Agreement and substituting the following in lieu thereof:

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“Applicable Margin” means 2.00 percentage points when the Interest Rate is based on Daily Three Month LIBOR and 1.00 percentage points when the Interest Rate is based on the Prime Rate.

5.       Increase in Advance Rate for Eligible Inventory; Appraisal as Condition to Advances Based on Inventory. The Credit Agreement is hereby amended by deleting the definition of “Borrowing Base” set forth in Schedule 1.1 to the Credit Agreement and substituting the following in lieu thereof:

“Borrowing Base” means, as of any date of determination, the result of:

(a)	85% of the amount of Eligible Accounts, plus

(b)	the lowest of (i) 70% of Borrowers’ cost with respect to Eligible Inventory, or (ii) 85% times the most recently determined Net Liquidation Percentage times the Value of Eligible Inventory, plus

(c)	the lowest of

(i)	the Ex-Im Subfacility Amount, or

(ii)	the sum of:

(A)	90% of the amount of Eligible Foreign Accounts, plus

(B)	the lowest of (1) 75% of Borrowers’ cost with respect to Eligible Export-Related Inventory, or (2) 85% times the most recently determined Net Liquidation Percentage times the Value of Eligible Export-Related Inventory; minus

(b)	the Ex-Im Bank Reserve, minus

(c)	the aggregate amount of Reserves other than the Ex-Im Bank Reserve, if any.

In addition to and without limiting any of the foregoing limitations: (y) the aggregate outstanding amount of Advances made and Letters of Credit issued against the value of Eligible Inventory and Eligible Export-Related Inventory shall not exceed the Inventory Sublimit at any time, and (z) in addition to the other terms and conditions set forth in this Agreement, Lender shall not have any obligation to make any Advance or issue any Letter of Credit against the value of any Eligible Inventory or any Eligible Export-Related Inventory unless and until (i) Borrowers provide Lender with written notice of their intention to borrower against such assets, (ii) Lender obtains a satisfactory appraisal of Borrowers’ Inventory, and (iii) notwithstanding any other restrictions or limitations on Borrowers’ obligation to reimburse Lender for Inventory appraisals set forth herein, Borrowers have reimbursed Lender for the cost of such appraisal.

6.       Reduction of Letter of Credit Fee. The Credit Agreement is hereby amended by deleting the reference to “2.50%” in clause (c) entitled “Letter of Credit Fees” in Schedule 2.12 to the Credit Agreement and substituting “2.00%” in lieu thereof.

7.       No Other Changes. Except as explicitly amended or waived by this Agreement, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any Loan or Letter of Credit thereunder.

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8.       Representations and Warranties. Each Borrower hereby represents and warrants to Lender as follows:

(a)       Such Borrower has all requisite power and authority to execute this Agreement and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

(b)       The execution, delivery and performance by such Borrower of this Agreement have been duly authorized by all necessary corporate and limited liability company action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower, or the articles of incorporation, by-laws, articles of organization or limited liability company agreement, as applicable, of such Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower is a party or by which it or its properties may be bound or affected.

(c)       All of the representations and warranties of the Borrowers contained in the Credit Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date.

9.       References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the other Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

10.       No Waiver. Except as expressly set forth herein, the execution of this Agreement and acceptance of any documents related hereto or thereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Agreement.

11.       Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

12.       Costs and Expenses. Each Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrowers specifically agree to pay all reasonable fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Agreement and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make one or more Advances to Borrowers under the Credit

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Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses in connection with this Agreement.

13.       Miscellaneous. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which counterparts, taken together, shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic mail transmission shall be deemed to be an original signature hereto. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or electronic mail also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

14.       Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Georgia.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit and Security Agreement to be duly executed as of the date first written above.

Wells Fargo Bank, National Association

By:	/s/ Arthur R. Cordwell, Jr.
Arthur R. Cordwell, Jr., Authorized Signatory

CHARLES & COLVARD, LTD.

By:	/s/ Clint J. Pete
Name: Clint J. Pete
Title: Chief Financial Officer and Treasurer

CHARLES & COLVARD DIRECT, LLC

By:	/s/ Clint J. Pete
Name: Clint J. Pete
Title: Manager

CHARLESANDCOLVARD.COM, LLC

By:	/s/ Clint J. Pete
Name: Clint J. Pete
Title: Manager

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